UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): May 23, 2017

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-32508 (Commission File Number)	29-2660243 (I.R.S. Employer Identification No.)

450 Gears Road, Suite 860 Houston, Texas (Address of principal executive offices)	77067 (Zip Code)

(713) 528-1881
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on May 16, 2017, the Board of Directors (the “Board”) of Camber Energy, Inc. (the “Company”) appointed Fred S. Zeidman to serve as Chairman of the Board, replacing Richard N. Azar II, who remains as a director serving on the Board.   In connection with that action, on May 23, 2017, the consulting agreement of Richard N. Azar, II with the Company dated effective as of August 26, 2016, as amended, was terminated.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Paul Pinkston, the Company’s Chief Accounting Officer and principal financial officer and principal accounting officer, tendered his resignation on May 23, 2017 to be effective as of June 8, 2017. Mr. Pinkston’s successor will be appointed by the Board in the near future.

Item 9.01	Financial Statements and Exhibits.

10.1     Consulting Agreement between Richard N. Azar II and the Company dated August 29, 2016 (Filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed with the Commission on August 31, 2016, and incorporated herein by reference)(File No. 001-32508).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Camber Energy, Inc.

Dated: May 30, 2017	/s/ Paul Pinkston
Paul Pinkston
Chief Accounting Officer